Exhibit 99.1

Design Therapeutics Announces Second Quarter 2024 Financial Results and Reviews Near-term Milestones for GeneTACTM Portfolio

Friedreich Ataxia (FA) and Fuchs Endothelial Corneal Dystrophy (FECD) Programs on Track and Advancing Toward Clinical Trials

Active Research Pipeline with Programs Progressing in Myotonic Dystrophy Type-1 (DM1) and Huntington’s Disease (HD)

Cash and Securities of $261.0 Million Supports Operations Through Potentially Four Clinical Proof-of-Concept Data Sets

Carlsbad, Calif., August 5, 2024 - Design Therapeutics, Inc. (Nasdaq: DSGN), a biotechnology company developing treatments for serious degenerative genetic diseases, today announced its second quarter 2024 financial results and reviewed upcoming program milestones for its portfolio of GeneTAC™ candidates.

“In the second quarter, the company continued to make steady progress advancing our portfolio of novel, small molecule GeneTAC™ candidates for the treatment of major genetic disorders,” said Pratik Shah, Ph.D., chairperson and chief executive officer of Design Therapeutics. Dr. Shah continued, “Leading our portfolio of potential first- or best-in-class therapies is DT-216P2 for FA, a serious neuro-degenerative disease with a significant need for new therapies, and we remain on track to start patient trials in 2025. Our strategy is to address the disease’s root cause by increasing endogenous frataxin levels. In FECD, a degenerative corneal disease impacting approximately five million patients in the U.S., we are advancing DT-168 toward Phase 1 development later this year. We also continue to progress our earlier-stage programs in HD and DM1 in preparation for future development candidate nominations. Supporting our efforts is a strong cash balance that positions Design to generate clinical proof-of-concept data across our portfolio and create substantial value for patients and shareholders alike.”

Corporate Highlights and Anticipated Upcoming Milestones

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Friedreich Ataxia (FA) Design is on track to complete GLP studies for DT-216P2 by year-end 2024 to start patient trials in 2025.

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Fuchs Endothelial Corneal Dystrophy (FECD) The company is on track to initiate Phase 1 development for DT-168 in normal healthy volunteers in 2024. In parallel, Design is expected to enroll 200 patients in its ongoing FECD observational study designed to confirm disease characteristics and evaluate potential endpoints and progression prior to initiating an interventional treatment trial.

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Pipeline programs Design also continues to advance preclinical characterization of several lead molecules toward the selection of development candidates for Huntington’s disease (HD) and myotonic dystrophy type-1 (DM1) in anticipation of future IND submissions.

Second Quarter 2024 Financial Results

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R&D Expenses: Research and development (R&D) expenses were $10.5 million for the quarter ended June 30, 2024.

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G&A Expenses: General and administrative (G&A) expenses were $4.5 million for the quarter ended June 30, 2024.

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Net Loss: Net loss was $11.8 million for the quarter ended June 30, 2024.

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Cash Position and Operating Runway: Cash, cash equivalents and marketable securities were $261.0 million as of June 30, 2024, which the company expects to fund its planned operating expenses into 2029.

About Design Therapeutics

Design Therapeutics is a biotechnology company developing a new class of therapies based on its platform of GeneTAC™ gene targeted chimera small molecules. The company’s GeneTAC™ molecules are designed to either dial up or dial down the expression of a specific disease-causing gene to address the underlying cause of disease. In addition to its lead GeneTAC™ small molecule, DT-216, in development for patients with Friedreich ataxia, the company is advancing programs in Fuchs endothelial corneal dystrophy, Huntington’s disease and myotonic dystrophy type-1. Discovery efforts are underway for multiple genomic medicines. For more information, please visit designtx.com.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to projections from early-stage programs, nonclinical data and early-stage clinical data; the progression or completion of certain development activities, including the selection of development candidates; the initiation and progression of studies and clinical trials for DT-216P2 and DT-168 and the timing thereof; Design’s pipeline, including the potential to have four programs with clinical proof-of-concept with Design’s current cash runway; Design's ability to advance the GeneTAC™ platform; the potential of proof-of-concept data to create substantial value for patients and shareholders; Design’s estimated cash runway and the sufficiency of its resources to support its planned operations; and the capabilities and potential advantages of Design’s pipeline of GeneTAC™ molecules. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “designed to,” “anticipates,” “aims,” “on track to,” “plans to,” “expects,” “estimate,” “intends,” “will,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Design’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with: the acceptance of INDs by the FDA for the conduct of planned clinical trials of our product candidates and our proposed design of future clinical trials; nonclinical development activities and results of nonclinical studies; conducting a clinical trial and patient enrollment, which are affected by many factors, and any difficulties or delays encountered with such clinical trial or patient enrollment may delay or otherwise adversely affect Design’s clinical development plans; the process of discovering and developing therapies that are safe and effective for use as human therapeutics and operating as a development stage company; undesirable side effects or other undesirable properties, which could cause Design or regulatory authorities to suspend or discontinue clinical trials and thereby delay or prevent Design’s product candidates’ development or regulatory approval; Design’s ability to develop, initiate or complete nonclinical studies and clinical trials for its product candidates; whether promising early research or clinical trials will demonstrate safety and/or efficacy in later nonclinical studies or clinical trials; changes in Design’s plans to develop its product candidates; performing clinical trials, regulatory filings and applications; reliance on third parties to successfully conduct clinical trials and nonclinical studies; competitive products, which may make any products we develop obsolete or noncompetitive; Design’s reliance on key third parties, including contract manufacturers and contract research organizations; Design’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Design’s ability to obtain and maintain intellectual property protection for its product candidates; Design’s ability to recruit and retain key scientific or management personnel; competition in the industry in which Design operates, which may result in others discovering, developing or commercializing competitive products before or more successfully than Design; and market conditions. For a more detailed discussion of these and other factors, please refer to Design’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of Design’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 8, 2024, and under the “Risk Factors” heading of Design’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, being filed with the SEC later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Design undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

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Contact:

Renee Leck

THRUST Strategic Communications

renee@thrustsc.com

DESIGN THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)
Operating expenses:
Research and development	$10,516	$17,064	$20,317	$32,794
General and administrative	4,527	5,532	9,126	11,453
Total operating expenses	15,043	22,596	29,443	44,247
Loss from operations	(15,043)	(22,596)	(29,443)	(44,247)
Other income, net	3,250	2,659	6,545	5,016
Net loss	$(11,793)	$(19,937)	$(22,898)	$(39,231)

Net loss per share, basic and diluted	$(0.21)	$(0.36)	$(0.41)	$(0.70)
Weighted-average shares of common stock outstanding, basic and diluted	56,555,960	55,948,990	56,522,244	55,928,625

DESIGN THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and investment securities	$261,016	$281,798
Prepaid expense and other current assets	3,826	2,786
Total current assets	264,842	284,584
Property and equipment, net	1,728	1,691
Right-of-use asset, related party	2,583	2,938
Other assets	429	430
Total assets	$269,582	$289,643
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,297	$1,940
Accrued expenses and other current liabilities	5,097	7,682
Total current liabilities	6,394	9,622
Operating lease liability, net, related party	1,946	2,334
Total liabilities	8,340	11,956
Total stockholders’ equity	261,242	277,687
Total liabilities and stockholders’ equity	$269,582	$289,643